Exhibit 107

Calculation of Filing Fee Table

Form S-1/A

(Form Type)

Marpai, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)(2)	Fee Rate	Amount of Registration Fee (6)

Fees to be paid	Equity	Class A Common Stock, par value $0.0001 per share (the “Common Stock”)(3)	Rule 457(o)	—	—	$5,750,000	0.0001476	$848.70

Fees to be paid	Equity	Representative’s Warrants(4)	Rule 457(o)	—	—	—	—	—

Fees to be paid	Equity	Shares of Common Stock issuable upon exercise of Representative’s Warrants (5)	Rule 457(o)	—	—	$359,375	0.0001476	$53.05

	Total Offering Amount					$6,109,375		$901.75

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$901.75

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the securities being registered hereunder include such indeterminate number of additional shares of common stock as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant Rule 457(o) under the Securities Act.
(3)	Includes shares of common stock the underwriters have the option to purchase to cover over-allotments, if any.
(4)	No separate fee is required pursuant to Rule 457(g) under the Securities Act.
(5)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. We have agreed to issue to the representative of the underwriters warrants to purchase the number of shares of our common stock (the “Representative’s Warrants”) in the aggregate equal to five percent (5%) of the shares of our common stock to be issued and sold in this offering (including shares issuable upon exercise of the over-allotment option described herein). The Representative’s Warrants are exercisable for a price per share equal to 125% of the public offering price. As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g), the proposed maximum aggregate offering price of the Representative’s Warrants is $359,375, which is equal to 125% of $287,500 (5% of $5,750,000).

(6)	Fee previously paid.